Exhibit 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street NW
Washington  DC  20549
U.S.A.

September 22, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K of China Broadband Corp. to be filed with the Securities and Exchange Commission on September 26, 2000 and are in agreement with the statements concerning our firm contained therein.

Yours very truly,




"Arthur Andersen LLP"






cc:  Tom Milne, Chief Financial Officer
     China Broadband Corp.